SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to section 13 or 15 (d) of the Securities Exchange Act



                               September 27, 1999
                                 Date of Report
                        (Date of Earliest Event Reported)


                               Americom USA, Inc.
                    (Exact Name as Specified in its Charter)


             Delaware                 0-023769              52-2068322
         ----------------         ---------------       ------------------
         (State or other            (Commission          (I.R.S. Employer
         jurisdiction of            File Number)         Identification No.)
         incorporation)


                                1303 Grand Avenue
                       Arroyo Grande, California, CA 93420
                    ----------------------------------------
                    (Address of principal executive offices)


                                  805/542-6700
                          -----------------------------
                          Registrant's telephone number






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ITEM 2. Acquisition or Disposition of Assets

On September 27, 1999 AmeriComUSA, Inc. (`the Company') finalized a Merger And Recapitalization Agreement And Plan Of Reorganization with DigiCities, Incorporated (`the Agreement'). The Agreement was initially entered into on August 2, 1999 but subsequently re-negotiated and amended. The Agreement was concluded pursuant to the Memorandum of Understanding reached with DigiCities on July 2, 1999 and previously reported on Form 8-K.

The Agreement provides for the Company to acquire all of DigiCities' issued and outstanding common stock in exchange for 3,500,014 shares of AmeriComUSA's Class A common stock. In addition, AmeriComUSA will allocate options to purchase 1,500,000 shares of its Class A common stock to DigiCities employees, pursuant to AmeriComUSA's employee stock option plan. Following completion of the acquisition, DigiCities, Inc. will cease to exist as an independent entity.

Completion of the Merger is contingent upon satisfaction of certain Conditions detailed in the Agreement including the obtaining of a Fairness Order and permit qualification for the merger from the California Department of Corporations.

The Agreement also provides for the Company's authorized capital stock to be increased to 120,000,000 shares, of which 99,000,000 shares will be designated as Class A Common Stock, $0.0001 par value, 1,000,000 will be designated as Class B Common Stock, $0.0001 par value and 20,000,000 will be designated as Preferred Stock, $0.0001 par value. The Class A Common Stock shall have all the rights, preferences and privileges granted to common stock under the General Delaware Corporations Law while the Class B Common Stock and Preferred Stock shall have such rights,preferences and privileges and shall be issued in such numbers as the Company's Board of Directors may determine from time to time. Simultaneously with the merger with DigiCities, all the outstanding shares of the Company's Common Stock will be converted and exchanged to shares of Class A Common Stock, $0.0001 par value on a one-for-one basis.

DigiCities' designs and supports corporate Internet web sites and conducts direct sales campaigns to promote its services. DigiCities' has in excess of 15,000 web site customers.



Item 7.  Financial Statements and Exhibits

EXHIBITS

1) Merger And Recapitalization Agreement And Plan Of Reorganization with DigiCities, Incorporated dated September 27, 1999.


2) Financial statements and proforma information relating to this proposed acquisition will be filed on or before December 10, 1999.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     AMERICOM USA, INC.



                                             By:   /s/ ROBERT M. CEZAR
                                                       ------------------------
                                                       Robert M. Cezar
                                                       Chief Executive Officer

                                                       Dated: October 11, 1999